Exhibit 10.16

EXECUTION COPY

THIRD AMENDMENT TO
INTERACTIVE HEALTH LLC CREDIT AGREEMENT AND CONSENT

This Third Amendment to Credit Agreement (“Third Amendment and Consent”) is made as of this 22nd day of March, 2004 by and among Interactive Health LLC, a Delaware limited liability company (“Company”) and Comerica Bank, a Michigan banking corporation (“Bank”).

RECITALS

A.                                   Company and Bank entered into that certain Interactive Health LLC Credit Agreement dated as of December 30, 2003, as amended by that certain First Amendment dated as of January 30, 2004 and that certain Second Amendment dated as of February 13, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.                                     Company has proposed to (i) issue up to $100,000,000 aggregate principal amount of its senior notes (the “Senior Notes”) in an offering exempt from the Securities Act of 1933, as amended (the “Offering”), and (ii) use the proceeds of the issuance of the Senior Notes to (A) redeem in full the Investor Subordinated Debt, (B) pay a dividend to the holders of Holding’s equity interests and (C) pay transaction costs and expenses incurred in connection with the Offering, all as described in a preliminary offering circular prepared in connection with the Offering dated as of March 5, 2004 and attached hereto as Attachment 1, as the terms of the Offering may be subsequently modified substantially in accordance with the terms of the Summary of Terms attached hereto as Attachment 2 (the preliminary offering circular and the Summary of Terms are collectively referred to herein as the “Preliminary Offering Circular”; and, the Offering, the incurrence of the Debt evidenced by the Senior Notes, the contemplated use of proceeds thereof and all other transactions contemplated by the Preliminary Offering Circular are referred to herein as the “Transactions”).

C.                                     Company has requested that Bank consent to the Transactions and make certain amendments to the Credit Agreement in connection therewith, and Bank is willing to do so, but only on the terms and conditions set forth in this Third Amendment and Consent.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Company and the Bank agree as follows:

1.                                       The Bank hereby consents to the Transactions solely on the terms set forth in the Preliminary Offering Circular. Notwithstanding anything to the contrary herein, the consent set forth in this paragraph 1 shall be deemed to be effective on the Third Amendment Effective Date.

2.                                       Section 1 of the Credit Agreement is hereby amended as follows:

(a)                                  The following definitions are hereby amended and restated in their entirety as follows:

“Subordination Agreement(s)” shall mean any subordination agreement entered into from time to time in connection with any Subordinated Debt.

“Subordinated Debt” shall mean any Debt of Holdings, Company or any Subsidiary which has been subordinated in right of payment and priority to the Indebtedness, all on terms and conditions satisfactory to the Bank.

“Subordinated Debt Documents” shall mean and include any documents evidencing any other Subordinated Debt, in each case, as the same may be amended or otherwise modified from time to time in compliance with the terms of this Agreement.

“Subordinated Notes” shall mean any other notes or instruments evidencing Subordinated Debt as the same may be amended, modified or supplemented from time to time in compliance with the terms of this Agreement.

(b)                                 The following definitions are hereby added to Section 1 of the Credit Agreement to read in their entirety as follows:

“Indenture” shall mean an indenture among the Company, Interactive Health Finance, Holdings and the trustee named therein entered into in connection with the issuance of the Senior Notes.

“Interactive Health Finance” shall mean Interactive Health Finance Corp., a Delaware corporation.

“Senior Notes” shall mean the senior unsecured notes, due 2011, issued by the Company and Interactive Health Finance pursuant to the Indenture in an aggregate amount not to exceed $100,000,000.

3.                                       Section 8 of the Credit Agreement is hereby amended as follows:

(a)                                  Section 8.1(h) is hereby amended and restated as follows:

“(h) such other financial and other reports as delivered to the holders of the Senior Notes pursuant to the Indenture and the holders of any other Subordinated Debt under the applicable Subordinated Debt Documents;”

(b)                                 Section 8.10 is hereby amended and restated in its entirety as follows:

“8.10                 Interest Coverage Ratio. Maintain as of the end of each fiscal quarter ending during the periods specified below for the four fiscal quarters then ending, commencing with the fiscal quarter ending March 31, 2004, an Interest Coverage Ratio of not less than (i) 1.5 to 1.0, for each fiscal quarter ending on or before March 31, 2005, (ii) 1.75 to 1.0, for the fiscal quarters ending during the period from June 30, 2005, through March 31, 2006 and (iii) 2.0 to 1.0, for each fiscal quarter ending on or after June 30, 2006.”

(c)                                  Section 8.11 is hereby amended and restated in its entirety as follows:

“Section 8.11 Funded Debt to EBITDA.  Maintain as of the end of each fiscal quarter ending during the periods specified below for the four fiscal quarters then ending, commencing with the fiscal quarter ending March 31, 2004, a Funded Debt to EBITDA Ratio of not more than (i) 5.50 to 1.0, for each fiscal quarter of the Company ending on or before March 31, 2005, (ii) 5.25 to 1.0, for the fiscal quarters ending during the period from June 30, 2005 through March 31, 2006 and (iii) 4.75 to 1.0, for each fiscal quarter ending on or after June 30, 2006.”

(d)                                 The following is hereby added as Section 8.17:

“8.17 Delivery of Indenture and Senior Notes. Within five (5) days after the original issuance of the Senior Notes, fully executed copies of the Indenture and the Senior Notes.”

4.                                       Section 9 of the Credit Agreement is hereby amended as follows:

(a)                                  Section 9.1 is hereby amended by deleting the word “and” appearing at the end of clause (i) of said Section; redesignating clause (j) as clause (k); and inserting the following new clause (j) in the proper alphanumerical order:

“(j)  Debt evidenced by the Senior Notes; and”

(b)                                 Section 9.3 is hereby amended and restated in its entirety, as follows:

“9.3                        Limitation of Guarantee Obligations.  Guarantee, endorse, or otherwise become secondarily liable for or upon the obligations of others, except (i) by endorsement for deposit in the ordinary course of business, (ii) guarantees in favor of Bank, (iii) guarantees existing on the Closing Date and set forth on Schedule 9.3 hereto, (iv) guarantees made in the ordinary course of business by Company or any of its Subsidiaries in respect of Debt incurred by Company or any Subsidiary, as the case may be, in compliance with this Agreement, (v) other guarantees and similar obligations not otherwise permitted under this Section 9.3 in respect of Debt incurred by any Person, provided that the aggregate amount of such Debt at any time outstanding does not exceed $500,000 and (vi) guarantees of the Debt evidenced by the Senior Notes.”

(c)                                  Section 9.6 is hereby amended by deleting the word “and” appearing at the end of clause (iv) of said Section; redesignating clause (v) as clause (vi); and inserting the following new clause (v) in the proper alphanumerical order:

“(v) after giving effect to the redemption of the Investor Subordinated Debt and the payment of the fees and expenses incurred in connection with the offering of the Senior Notes, in each case solely with the proceeds of the issuance of the Senior Notes, a dividend to Holdings and thereafter to the holders of Holdings’ equity interests solely from the remaining net cash proceeds from the issuance of the Senior Notes; and”

(d)                                 Section 9.8 is hereby amended by deleting the word “and” appearing at the end of clause (c) thereof; redesignating clause (d) as clause (e); and inserting the following new clause (d) in the proper alphanumerical order:

“(d) the redemption of the Investor Subordinated Debt with the proceeds of the issuance of the Senior Notes; and”

(e)                                  Section 9.11 is hereby amended and restated in its entirety as follows:

“9.11                 Prepayment of Subordinated Debt. Voluntarily prepay, purchase, redeem or defease any Subordinated Debt except for (i) the redemption of the Investor Subordinated Debt with the proceeds of the issuance of the Senior Notes and (ii) regularly scheduled interest payments required by the documents and instruments evidencing the Subordinated Debt and in accordance with, and only to the extent permitted by the subordination provisions of the documents and instruments evidencing Subordinated Debt or any applicable Subordination Agreement.”

(f)                                    Section 9.12 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“9.12                 Amendment of Subordinated Debt Documents.  Amend, modify or otherwise alter any of the material terms and conditions of those documents or instruments evidencing or otherwise related to any Subordinated Debt, or waive (or permit to be waived) any provision thereof in any material respect, without the prior written approval of Bank; for purposes of those documents or instruments evidencing or otherwise related to such Subordinated Debt, any increase in the original interest rate or principal amount, any shortening of the original amortization, any change in financial covenants which make such covenants more restrictive or adds new covenants, any change in any default, remedial or other repayment terms making such term more onerous or restrictive, any increase in the fees payable after the Effective Date pursuant to the Securities Purchase Agreement and any other change in or waiver of conditions contained therein which makes such conditions more restrictive or onerous or adds new conditions, shall (without reducing the scope of this Section 9.12) be deemed to be material.”

(g)                                 The following is hereby added as Section 9.17 of the Credit Agreement:

“9.17  Prepayment or Amendment of Senior Notes. (a) Voluntarily prepay, purchase, redeem or defease any Debt evidenced by the Senior Notes and the other documents and instruments evidencing the Debt thereunder except with the proceeds of an equity offering by Holdings, provided that no Default or Event of Default has occurred and is continuing at the time of such proposed payment, or purchase, redeem or defease any Debt evidenced by the Senior Notes and the other documents and instruments evidencing the Debt thereunder with any of the Company’s or Interactive Finance’s excess cash flow unless, at the time such payment is made, no Default or Event of Default has occurred and is continuing; or (b) amend, modify or otherwise alter any of the material terms and conditions of the Indenture, the Senior Notes or any such other documents or instruments evidencing or otherwise related to the Debt evidenced by the Senior Notes (collectively, the “Restricted Items”), or waive (or permit to be waived) any provision thereof in any material respect, without the prior written approval of Bank, provided that, without limitation, any of the following shall be deemed to a change to a material term or condition of the Restricted Items: (i) any increase in the interest rate or other amounts payable with respect to the Senior Notes; (ii) any change in the dates upon which payments of principal, interest or other amounts are due on the Senior Notes or change the principal amount of the Senior Notes (other than changes that would extend the maturity date of such principal, interest or other amounts or reduce the amount of such payment); and (iii) any change to add or make more restrictive any Event of Default or covenant with respect to the Restricted Items.”

5.                                       Section 10 is hereby amended as follows:

(a)                                  Section 10.1(j) is hereby amended and restated as follows:

“(j)(i) Whitney shall fail to own, directly or indirectly, at least fifty percent (50%) by value and by voting of the aggregate ownership interests of Holdings, (ii) the occurrence of a Change of Control (as defined in the Indenture) or (iii) the occurrence of a change of control under any Subordinated Debt Documents;”

(b)                                 The following is added as clause (k) under Section 10.1.

“(k) the occurrence of any “Event of Default” as defined in the Indenture;”.

6.                                       Replacement Schedules.  The Replacement Schedules referred to below (and identified as the Attachments listed below) shall replace the existing Schedules, as applicable, in their entirety:

Replacement Schedule	Attachment
Schedule 1.1 (EBITDA Adjustments)	4

7.                                       This Third Amendment and Consent shall become effective (according to the terms hereof) on the date (the “Third Amendment Effective Date”) that the following conditions have been fully satisfied by the Company (the “Conditions”) (which shall be confirmed by the Bank by the delivery and release to the Company of its signature page to this Third Amendment and Consent):

(a)                                  Bank shall have received via facsimile (followed by the prompt delivery of original signatures) counterpart originals of this Third Amendment and Consent, in each case duly executed and delivered by the Company and the Bank.

(b)                                 Bank shall have received the Reaffirmation of Loan Documents, executed and delivered by each Loan Party in the form attached to this Third Amendment and Consent as Attachment 3.

(c)                                  Bank shall have received a certification from the Company and each of the Loan Parties dated as of the Third Amendment Effective Date that, after giving effect to the amendments contained in Paragraphs 2 through 6 hereof, (a) execution and delivery of this Third Amendment and Consent and the other Loan Documents required to be delivered hereunder, and the performance by the Loan Parties of their respective obligations under the Credit Agreement as amended hereby (herein, as so amended, the “Amended Credit Agreement”) are within such undersigned’s powers, have been duly authorized, are not in contravention of law or the terms of its articles of incorporation or bylaws or other organic documents of the parties thereto, as applicable, and except as have been previously obtained do not require the consent or approval, material to the amendments contemplated in this Third Amendment and Consent, of any governmental body, agency or authority, and the Amended Credit Agreement and the other Loan Documents required to be delivered hereunder will constitute the valid and binding obligations of such undersigned parties enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, ERISA or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), (b) the representations and warranties set forth in Sections 7.1 through 7.14, inclusive, of the Amended Credit Agreement are true and correct on and as of the Third Amendment

Effective Date (except to the extent such representations specifically relate to an earlier date), and (c) on and as of the Third Amendment Effective Date, after giving effect to this Third Amendment and Consent, no Default or Event of Default shall have occurred and be continuing.

(d)                                 Each Loan Party shall have delivered revisions or updates to the Schedules of the Credit Agreement and the Security Agreement, or shall have provided a certification that no change shall have occurred with respect to any such Schedules.

(e)                                  Bank shall have received a copy of the Preliminary Offering Circular (as defined in the Recitals to this Third Amendment and Consent).

(f)                                    Company shall have paid to Bank all interest, fees and other amounts, if any, owed to the Bank and accrued to the Third Amendment and Consent Effective Date.

8.                                       The parties hereby agree that if the Senior Notes have not been delivered against payment thereon on or before April 30, 2004, the changes to the Credit Agreement as set forth in paragraphs 2 through 6 of this Third Amendment and Consent shall be reversed, except for the change to Schedule 1.1 (EBITDA Adjustments) of the Credit Agreement, which shall remain effective notwithstanding anything to the contrary in this paragraph 8.

9.                                       Except as specifically set forth above, this Third Amendment and Consent shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement (including without limitation all conditions and requirements for Advances and any financial covenants), any of the Revolving Credit Notes issued thereunder or any of the other Loan Documents.  Nor shall this Third Amendment and Consent constitute a waiver or release by the Bank of any right, remedy, Default or Event of Default under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Revolving Credit Notes issued thereunder or any of the other Loan Documents. Furthermore, this Third Amendment and Consent shall not affect in any manner whatsoever any rights or remedies of the Bank with respect to any other non-compliance by the Company with the Credit Agreement or the other Loan Documents, whether in the nature of a Default or Event of Default, and whether now in existence or subsequently arising, and shall not apply to any other transaction.

10.                                 Company and each other Loan Party hereby acknowledges and agrees that this Third Amendment and Consent and the amendments contained herein do not constitute any course of dealing or other basis for altering any obligation of the Company, any other Loan Party or any other party or any rights, privilege or remedy of the Bank under the Credit Agreement, any other Loan Document, any other agreement or document, or any contract or instrument.

11.                                 Except as specifically defined to the contrary herein, capitalized terms used in this Third Amendment and Consent shall have the meanings set forth in the Credit Agreement.

12.                                 This Third Amendment and Consent may be executed in counterpart in accordance with Section 11.11 of the Credit Agreement.

13.                                 This Third Amendment and Consent shall be construed in accordance with and governed by the laws of the State of Michigan.

WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK		INTERACTIVE HEALTH LLC

By:	/s/ Daryl Krause	By:	/s/ Thomas Dragotto

Its: Managing Director		Its: Chief Financial Officer and Secretary

Attachment 1 to Third Amendment and Consent

Preliminary Offering Circular

Attachment 2 to Third Amendment and Consent

Summary of Terms

Attachment 3 to Third Amendment and Consent

REAFFIRMATION OF CERTAIN LOAN DOCUMENTS

This Reaffirmation of Loan Documents dated as of           , 2004 (“Reaffirmation”) executed by the undersigned is delivered in connection with that certain Interactive Health LLC Credit Agreement (as amended or otherwise modified from time to time, the “Credit Agreement”) dated as of December 30, 2003 by and between the Interactive Health LLC (“Company”) and Comerica Bank (“Bank”), and reaffirms the following documents, each executed in favor of the Bank and dated as set forth below (collectively, the “Reaffirmed Loan Documents”):

(a)                                  the Guaranty dated as of February 13, 2004, executed by Interactive Health Finance Corp. (“Guarantor”);

(b)                                 the Parent Pledge Agreement dated as of February 13, 2004, executed by Interactive Health, Inc. (“Holdings”) under the Revolving Credit and Term Loan Agreement; and

(c)                                  the Security Agreement dated as of February 13, 2004, executed by the Company and Guarantor.

1.                                       Each of the undersigned acknowledges that the Company and Bank have executed the Third Amendment and Consent to the Credit Agreement dated as of March       , 2004 (the “Third Amendment”).

2.                                       Each of the undersigned hereby ratifies and confirms its obligations under the Reaffirmed Loan Documents to which such undersigned is a party and agrees that such Reaffirmed Loan Documents remain in full force and effect after giving effect to the effectiveness of the Credit Agreement, as amended by the Third Amendment and that, upon such effectiveness, all references in such Reaffirmed Loan Documents to the “Credit Agreement” shall be references to the Credit Agreement, as amended by the Third Amendment.

3.                                       This Reaffirmation may be executed by the various parties on separate counterparts. This Reaffirmation shall be construed in accordance with and governed by the laws of the State of Michigan. This Reaffirmation shall be binding upon the undersigned, the Bank and their respective successors and assigns.  This Reaffirmation shall be effective as of the date hereof.

4.                                       Except as specifically defined to the contrary herein, capitalized terms used in this Reaffirmation shall have the meanings set forth in the Credit Agreement.

[SIGNATURES FOLLOW ON SUCCEEDING PAGE]

WITNESS, the due execution hereof as of the date and year first above written.

INTERACTIVE HEALTH LLC

By
Name
Its:
Title

INTERACTIVE HEALTH, INC.

By
Name
Its:
Title

INTERACTIVE HEALTH FINANCE CORP.

By
Name
Its:
Title

ATTACHMENT 4

Replacement Schedule 1.1

(EBITDA Adjustments)

Schedule 1.1

CONSOLIDATED EBITDA
AND
EBITDA ADJUSTMENTS

Part I

FOR THE FISCAL QUARTERS ENDED
SEPTEMBER 30, 2003 AND DECEMBER 31, 2003

To the extent deducted from Consolidated Net Income for the fiscal quarters ended September 30, 2003 and December 31, 2003, any charges, premiums or expenses incurred in connection with the acquisition of the Company in August 2003.

Part II

FOR THE FISCAL QUARTERS ENDED MARCH 31, 2004 AND JUNE 30, 2004

To the extent deducted from Consolidated Net Income for the fiscal quarter ended March 31, 2004 or June 30, 2004:  (i)  any non-recurring cash expenses related to the issuance of the Senior Notes; and (ii) any charges, premiums or expenses incurred as a result of the repayment of the Investor Subordinated Debt (as defined in the Credit Agreement before giving effect to the Third Amendment thereto), including, without limitation, the redemption premium to be paid in connection therewith.